                                                                  Exhibit (e)(7)

                         AMENDED AND RESTATED SCHEDULE A
            TO THE DISTRIBUTION AGREEMENT BETWEEN NORTHERN FUNDS AND NORTHERN FUNDS DISTRIBUTORS, LLC DATED DECEMBER 31, 2000

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of February 16, 2007:

Money Market Fund
U.S. Government Money Market Fund
Municipal Money Market Fund
U.S. Government Select Money Market Fund
California Municipal Money Market Fund
U.S. Government Fund
Fixed Income Fund
Intermediate Tax-Exempt Fund
Tax-Exempt Fund
Income Equity Fund
Growth Equity Fund
Select Equity Fund
Small Cap Value Fund
Technology Fund
Stock Index Fund
Short-Intermediate U.S. Government Fund
California Intermediate Tax-Exempt Fund
Arizona Tax-Exempt Fund
California Tax-Exempt Fund
Small Cap Index Fund
Mid Cap Growth Fund
High Yield Municipal Fund
High Yield Fixed Income Fund
Global Fixed Income Fund
Small Cap Growth Fund
Large Cap Value Fund
International Growth Equity Fund
International Equity Index Fund
Mid Cap Index Fund
Enhanced Large Cap Fund
Emerging Markets Equity Fund
Multi-Manager Mid Cap Fund
Multi-Manager Small Cap Fund
Multi-Manager International Equity Fund
Global Real Estate Index Fund
Bond Index Fund

All signatures need not appear on the same copy of this Amended and Restated Schedule A.

NORTHERN FUNDS                          NORTHERN FUNDS
                                        DISTRIBUTORS, LLC

By: /s/ Lloyd A. Wennlund
    ---------------------------------   By: /s/ Bruno DiStefano
Title: President                            ------------------------------------
                                        Title: Vice President